Exhibit 99.1

IA GLOBAL ANNOUNCES CLOSING OF

EQUITY INVESTMENT IN AUSTRALIAN COMPANY,

INCREASES STOCKHOLDER’S EQUITY ABOVE $6,000,000

TAMPA, FL October 23, 2006/PRNewswire-FirstCall/ --

IA Global Inc. (“IAO”) announced today that on October 19, 2006 it had closed its 36% equity investment in Australian Secured Financial Limited and its affiliates, Australian Secured Investments Ltd and ADJ Services Pty Ltd. (collectively, “ASFL”), Australian companies. The transaction is structured as a share exchange in which the company issued 4,375 of Series A-1 Convertible Preferred Stock that is exchangeable into 43,750,000 shares of its common stock upon certain conditions discussed below in exchange for 36% of ASFL’s outstanding common shares. The parties agreed to value the company common stock at $.16 per share, which was the closing market price on October 2, 2006 and the day before the signing of the initial term sheet on October 3, 2006. In addition, IAO paid $250,000 at closing and agreed to pay $125,000 within ninety days of closing and $125,000 within one hundred and eighty days of closing. The total value of the investment totals $7,500,000. The company increased its stockholder’s equity by $7,000,000 with the closing of this transaction.

The exchange into the company’s common stock is subject to the earlier of approval of the stockholders of the company or de-listing from AMEX. The Company intends to seek shareholder approval as soon as possible.

Australian Secured Investments Ltd raises funds through the issuance of debentures in Australia and provides short term loans for the purpose of business or investment in Australia that are secured by real property. Australian Secured Investments Ltd has an Australian Financial Services License issued by the Australian Securities & Investments Commission.

The company’s President, Mark Scott, said, “We are pleased to announce that we closed this equity investment in ASFL. It expands our Asia Pacific business beyond Japan and is a new investment approach for the company. This investment allows the company to record 36% of their estimated 2007 net income of $1,500,000 to $2,000,000 as miscellaneous income.”

This transaction increased the company’s stockholders equity to above the $6,000,000 required by AMEX. There is no guarantee that the company will be successful in maintaining its AMEX listing.

The Series A-1 Convertible Preferred Stock were issued to the accredited investors in a transaction that will be exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated under the Securities Act.

About IA Global Inc.

IA Global, Inc. is a public holding company focused on acquiring primarily Asian Pacific companies that operate in the telecommunication, and finance markets. We own 100% of Global Hotline, Inc. (“Global Hotline”), which operates call centers and is a reseller of telephone and broadband lines and medical insurance in Japan. We own 36% of Australian Secured Financial Limited (“ASFL”) which raises funds through the issuance of debentures in Australia and provides short term loans for the purpose of business or investment in Australia that are secured by real property.

For further information, contact:

Mark Scott, President and CFO

IA Global, Inc.

550 N. Reo Street, Suite 300

Tampa, FL 33609

813-261-5157 (t)

813-261-5158 (f)

scott@iaglobalinc.com

www.iaglobalinc.com

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements (within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934) regarding us and our business, financial condition, results of operations and prospects. Specifically, the statement in this press release concerning the projected net income of ASFL for is a forward-looking statement. Forward-looking statements in this report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this press release. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of the press release.”